Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Sanjay Arora
Investor Relations
Intersil Corporation
(408) 546-3454
investor@intersil.com

Intersil Corporation Reports Third Quarter 2007 Financial Results

•	Sets quarterly record for orders and revenue

•	Achieves sequential revenue growth of 11%

•	Achieves sequential earnings per share growth of 17%

Milpitas, CA, October 17, 2007 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high performance analog semiconductors, today reported financial results for the quarter ended September 28, 2007. Net revenues for the third quarter were $198.3 million, a 3% increase from $192.9 million in the third quarter of 2006 and an 11% increase from $178.3 million in the second quarter of 2007.

Generally Accepted Accounting Principles (GAAP) Results

For the third quarter of 2007 gross margins were 56.4%. This compares to gross margins of 57.5% in the same quarter last year, and 57.2% in the second quarter of 2007. Operating margins were 19.5%, as compared to operating margins of 22.2% in the same quarter last year, and 18.1% in the second quarter of 2007. Net income was $35.9 million, or $0.27 per diluted share, as compared to net income of $37.7 million, or $0.27 per diluted share in the same quarter last year. For the second quarter of 2007, the Company reported net income of $31.2 million, or $0.23 per diluted share.

Non-GAAP Results

For the third quarter of 2007, non-GAAP gross margins were 57.4%. This compares to gross margins of 58.0% for the same quarter last year, and 57.9% for the second quarter of 2007. Operating margins were 28.6%, as compared to operating margins of 29.9% for the same quarter last year, and 26.9% for the second quarter of 2007. Net income was $49.0 million, or $0.36 per diluted share. This compares to net income of $46.9 million, or $0.33 per diluted share for the same quarter last year, and $42.4 million, or $0.31 per diluted share for the second quarter of 2007.

“Intersil achieved record revenues in the third quarter, driven by strong seasonal demand and record orders across multiple areas of our business,” said Rich Beyer, Intersil’s Chief Executive Officer. “We exceeded our targets for sequential revenue and earnings per share growth in the quarter, and we are well positioned to capitalize on our design win momentum and aggressive new product release schedule for a strong finish to 2007.”

By end market, Intersil’s third quarter revenues were as follows: high-end consumer (27.9% of revenues), computing (28.8% of revenues), industrial (23.1% of revenues), and communication (20.2% of revenues). “Sales in the computing and consumer markets grew sequentially due to strong seasonal demand and steadily increasing design wins,” said Dave Bell, Intersil’s President and Chief Operating Officer. “Sales into the industrial end market also grew nicely. The industrial market experienced a recovery in the third quarter and we began shipping several new products that expand our general purpose served available market. We also expanded our footprint this quarter by acquiring Planet ATE, a privately-held, fabless semiconductor supplier to the automated test equipment (ATE) market, and by opening a new design center in Hyderabad, India,” said Dave Bell.

During the quarter, the Company generated more than $45 million in free cash flow. The Company used this cash flow, together with existing cash, to repurchase $100 million or approximately 3.2 million shares of its stock under a previously announced stock repurchase program. The Company’s Board of Directors has also authorized the payment of a quarterly dividend of $0.10 per share of common stock. The payment of this dividend will be made on November 16, 2007 to shareholders of record as of the close of business on November 6, 2007.

Business Outlook

“For the fourth quarter, we expect continued sequential revenue growth due to a strong seasonal quarter for the computing and consumer sectors,” said Rich Beyer. “As a result, we anticipate fourth quarter revenues to increase between 5% and 7% from the third quarter. We expect GAAP earnings per diluted share of approximately $0.31 to $0.32, and non-GAAP earnings per diluted share of approximately $0.38 to $0.39.”

Investors and interested parties within the United States may listen to Intersil’s conference call on October 17, 2007 at 1:45 p.m. Pacific/4:45 p.m. Eastern by dialing (800) 291-5365 and using the password “Intersil.” International callers may connect to the call by dialing (617) 614-3922. A replay of Intersil’s conference call will be available for two weeks by dialing (888) 286-8010 in the U.S. or (617) 801-6888 internationally using the access code “22134074”. A webcast replay of the conference call will be available for two weeks on the Company’s web site at http://www.intersil.com/investor. A copy of this press release may be found on the Company’s web site at http://www.intersil.com/investor.

About Intersil

Intersil Corporation is a world leader in the design and manufacture of high-performance analog semiconductors. The Company’s products address some of the industry’s fastest growing markets, such as, flat panel displays, cell phones, other handheld systems, and notebooks. Intersil’s product families address power management functions and analog signal processing functions. Intersil products include ICs for battery management, hot-swap and hot-plug controllers, linear regulators, power sequencers, supervisory ICs, bridge drivers, PWM controllers, switching DC/DC regulators and power MOSFET drivers; optical storage laser diode drivers; DSL line drivers; video and high-performance operational amplifiers; data converters; interface ICs; analog switches and multiplexers; crosspoint switches; voice-over-IP devices; and ICs for military, space and radiation-hardened applications. For more information about Intersil or to find out how to become a member of our winning team, visit the Company’s web site and career page at www.intersil.com.

NON-GAAP REPORTING

In addition to GAAP reporting, Intersil reports net income or loss, as well as earnings per share, gross margin and operating margin on a non-GAAP basis. This non-GAAP earnings information excludes stock-based compensation expense, amortization of intangibles and unusual items and their related tax effects. Intersil believes this non-GAAP earnings information provides meaningful insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. Intersil also uses this information internally to evaluate and manage the Company’s operations and to determine performance based incentive compensation. A reconciliation between GAAP and non-GAAP net income is included in the tables below.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil Corporation’s (“Intersil”) management’s current expectations, estimates, beliefs, assumptions, and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Intersil filings with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

— FINANCIAL TABLES TO FOLLOW –

Intersil Corporation

Consolidated Statements of Operations

Unaudited

(In US$ millions, except shares and per share amounts)

	Quarter Ended			Three Quarters Ended
	Sep 28, 2007	Sep 29, 2006	Jun 29, 2007	Sep 28, 2007	Sep 29, 2006
	(Q3 2007)	(Q3 2006)	(Q2 2007)
Net revenues	$198.3	$192.9	$178.3	$544.3	$559.5
Cost of revenues	86.5	81.9	76.3	234.3	239.2

Gross profit	111.8	111.0	102.0	310.0	320.3
Expenses
Research and development	34.0	33.5	34.1	98.9	95.2
Selling, general & administrative	33.6	32.3	33.3	96.9	103.1
Amortization of purchased intangibles	2.5	2.4	2.4	7.2	7.1
In-process research and development	3.0	—	—	3.0	—

Operating income from continuing operations	38.7	42.8	32.2	103.9	114.9
Gain on deferred comp investments, net	0.2	—	0.6	1.0	—
Loss on equity investments, net	—	—	—	—	(1.9)
Interest income	8.1	7.6	8.2	24.2	21.4

Income before income taxes from continuing operations	47.0	50.4	41.0	129.1	134.4
Income tax expense	11.0	12.7	9.8	28.8	21.4

Net income after income taxes from continuing operations	36.0	37.7	31.2	100.3	113.0
Loss from discontinued operations	(0.2)	—	—	(0.2)	—
Income tax benefit from discontinued operations	(0.1)	—	—	(0.1)	—

Net loss from discontinued operations	(0.1)	—	—	(0.1)	—

Net income	$35.9	$37.7	$31.2	100.2	$113.0

Earnings per share
Basic net income per share	$0.27	$0.27	$0.23	$0.75	$0.80

Diluted net income per share	$0.27	$0.27	$0.23	$0.74	$0.79

Weighted average shares
Basic	132.1	139.1	133.5	133.6	140.6

Diluted	134.0	141.0	134.5	135.1	143.4

Note: FAS123R was adopted at the beginning of fiscal 2006. Stock compensation recorded in each expense classification above is as follows:
	Quarter Ended			Three Quarters Ended
	Sep 28, 2007	Sep 29, 2006	Jun 29, 2007	Sep 28, 2007	Sep 29, 2006
Cost of sales	$1.1	$0.9	$1.2	$3.2	$2.5
Research and development	3.3	4.3	4.6	11.3	12.7
Selling, general & administrative	6.9	7.3	7.0	19.3	21.4

Note: Totals and percentages may not add or calculate precisely due to rounding.

Intersil Corporation

Financial Summary (Non-GAAP)

Unaudited

(In US$ millions, except shares, per share amounts and percentages)

	Quarter Ended			Three Quarters Ended
	Sep 28, 2007	Sep 29, 2006	Jun 29, 2007	Sep 28, 2007	Sep 29, 2006
	(Q3 2007)	(Q3 2006)	(Q2 2007)
Net revenues	$198.3	$192.9	$178.3	$544.3	$559.5

Gross profit	$113.8	$111.9	$103.2	$314.1	$322.8
% of Revenues	57.4%	58.0%	57.9%	57.7%	57.7%

Research and development	$30.7	$29.2	$29.5	$87.6	$82.5
Selling, general & administrative	26.4	25.0	25.7	76.5	81.7

Operating income	$56.7	$57.7	$48.0	$150.0	$158.6
% of Revenues	28.6%	29.9%	26.9%	27.6%	28.3%

Interest income	$8.1	$7.6	$8.2	$24.2	$21.4

Income before income taxes	$64.8	$65.3	$56.2	$174.2	$180.0

Net income	$49.0	$46.9	$42.4	$131.6	$131.8
% of Revenues	24.7%	24.3%	23.8%	24.2%	23.5%

Earnings Per Share
Basic	$0.37	$0.34	$0.32	$0.99	$0.94
Diluted	$0.36	$0.33	$0.31	$0.96	$0.91

Weighted Average Shares
Basic	132.1	139.1	133.5	133.6	140.6
Diluted	136.1	142.4	137.4	137.1	144.9

Other Financial Metrics:
Free cash flow:
Cash flow from operations	$56.9	$63.8	$72.4	$173.5	$168.4
Proceeds from sales of PP&E	0.4	0.3	0.5	$5.3	1.1
Capital expenditures	(11.4)	(4.6)	(1.8)	$(17.4)	(27.4)

Free cash flow	$45.9	$59.5	$71.1	$161.4	$142.1

Depreciation	$5.0	$5.3	$5.0	$15.2	$17.3

NOTE: This financial summary excludes amortization of intangibles, stock based compensation, including the adoption of FAS123R at the beginning of fiscal 2006 and unusual items. For operating income only it excludes gains or losses related to deferred compensation investments. These adjustments are included in the Financial Bridge table.

Note: Totals and percentages may not add or calculate precisely due to rounding.

Intersil Corporation

Financial Bridge: GAAP to Non-GAAP

Unaudited

(In US$ millions, except share and per share amounts)

	Quarter Ended			Three Quarters Ended
	Sep 28, 2007	Sep 29, 2006	Jun 29, 2007	Sep 28, 2007	Sep 29, 2006
	(Q3 2007)	(Q3 2006)	(Q2 2007)
Gross profit on GAAP basis:	$111.8	$111.0	$102.0	$310.0	$320.3
Stock compensation expense	1.1	0.9	1.2	3.2	2.5
Manufacturing severance provision	1.0	—	—	1.0	—

Gross profit on Non-GAAP basis:	$113.8	$111.9	$103.2	$314.1	$322.8

Operating income on GAAP basis:	$38.7	$42.8	$32.2	$103.9	$114.9
Acquisition related expenses—intangibles amortization	2.5	2.4	2.4	7.2	7.1
Gain on deferred comp investments, net	0.2	—	0.6	1.0	—
Stock compensation expense	11.4	12.5	12.8	33.9	36.6
Manufacturing severance provision	1.0	—	—	1.0	—
In-process research & development	3.0	—	—	3.0	—

Operating income on Non-GAAP basis:	$56.7	$57.7	$48.0	$150.0	$158.6

Net income on GAAP basis:	$35.9	$37.7	$31.2	$100.2	$113.0
Acquisition related expenses—intangibles amortization	2.5	2.4	2.4	7.2	7.1
Loss on equity investments, net	—	—	—	—	1.9
Stock compensation expense	11.4	12.5	12.8	33.9	36.6
Manufacturing severance provision	1.0	—	—	1.0	—
In-process research & development	3.0	—	—	3.0	—
Net loss from discontinued operations	0.1	—	—	0.1	—
Associated tax effects	(4.9)	(4.7)	(4.0)	(13.8)	(13.4)
Benefits from discrete tax events	—	(1.0)	—	—	(13.4)

Net income on Non-GAAP basis:	$49.0	$46.9	$42.4	$131.6	$131.8

Diluted Non-GAAP earnings per share	$0.36	$0.33	$0.31	$0.96	$0.91

Diluted weighted average common shares outstanding	134.0	141.0	134.5	135.1	143.4
Diluted weighted average shares difference attributable to FAS 123R	2.1	1.4	2.9	2.0	1.5

Diluted Non-GAAP weighted average common shares outstanding	136.1	142.4	137.4	137.1	144.9

To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP (pro forma) presentation of the Company’s key financial measures, which is adjusted to reflect the GAAP results excluding stock based compensation expense, amortization of intangibles, discontinued operations and unusual items. These non-GAAP presentations of are provided to enhance the reader’s overall understanding of the comparability of the Company’s financial performance between periods and in general.

Note: Totals and percentages may not add or calculate precisely due to rounding.

Intersil Corporation

Consolidated Balance Sheets

(In US$ millions)

(unaudited)

	Sep 28, 2007	Jun 29, 2007	Dec 29, 2006
	Q3 2007	Q2 2007	Q4 2006
Assets
Current Assets
Cash, cash equivalents & short-term investments	$514.0	$579.5	$624.0
Trade receivables, net	109.8	95.4	98.1
Inventories, net	95.1	93.9	92.4
Prepaid expenses and other current assets	11.9	13.1	16.6
Deferred income taxes	26.6	23.7	18.5

Total Current Assets	757.4	805.6	849.6
Other Assets
Property, plant & equipment, net	106.2	98.5	101.1
Purchased intangibles, net	31.9	25.1	29.9
Goodwill	1,447.4	1,417.2	1,419.8
Deferred income taxes	57.0	56.0	67.0
Long-term investments	63.8	87.6	78.6
Other	14.6	13.6	13.1

Total Other Assets	1,720.9	1,698.0	1,709.5

Total Assets	$2,478.3	$2,503.6	$2,559.1

Liabilities and Shareholders’ Equity
Current Liabilities
Trade account payables	$33.3	$26.3	$24.2
Income taxes payable	65.3	55.0	44.8
Deferred net revenue	11.8	13.0	12.8
Other accrued items	54.3	51.2	55.8

Total Liabilities	164.7	145.5	137.6

Total Shareholders’ Equity	2,313.6	2,358.1	2,421.5

Total Liabilities and Shareholders’ Equity	$2,478.3	$2,503.6	$2,559.1

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